Exhibit 23(a)


                         Consent of Independent Auditors



The Board of Directors
Trans Financial, Inc.



We consent to the use of our report incorporated herein by reference. Our report refers to changes in accounting for mortgage servicing rights in 1995.




/s/ KPMG Peat Marwick LLP
KPMG Peat Marwick LLP

Louisville, Kentucky
February 9, 1998